Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Declares Cash Dividend

Boca Raton, Florida, October 25, 2019 (BUSINESS NEWSWIRE) — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today announced that its Board of Directors has declared a quarterly cash dividend of $0.37 per share of the Company’s Class A common stock. The distribution is payable on December 19, 2019 to shareholders of record at the close of business on November 21, 2019.

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North, Central, and South America and South Africa. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant communication sites to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431